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                                                                    EXHIBIT 5.01

                       [LETTERHEAD OF FENWICK & WEST LLP]
                                 April 26, 2000

Silicon Image, Inc.
1060 East Arques Ave.
Sunnyvale, California 94086

Gentlemen/Ladies:

    At your request, we have examined the registration statement on Form S-8 (the "REGISTRATION STATEMENT") to be filed by you with the Securities and Exchange Commission (the "SEC") on or about April 27, 2000, under the Securities Act of 1933, as amended, in order to register an aggregate of 1,544,571 shares of your Common Stock (the "STOCK"). The shares of Stock consist of:
(1) 1,287,143 additional shares available for issuance under your 1999 Equity Incentive Plan (the "1999 PLAN") and (2) 257,428 additional shares available for issuance under your 1999 Employee Stock Purchase Plan (the "1999 PURCHASE PLAN").

    In rendering this opinion, we have examined the following:

    (1) the Registration Statement, together with the exhibits filed as a part thereof or incorporated therein by reference (including without limitation the 1999 Plan, 1999 Purchase Plan and the agreements and documents related thereto) and the prospectuses prepared in connection therewith;

    (2) your Second Amended and Restated Certificate of Incorporation (filed with the Secretary of State of Delaware on October 12, 1999) and Restated Bylaws (certified by you on April 26, 2000);

    (3) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in your minute books and in the minute books of Silicon Image, Inc., a California corporation (the "PREDECESSOR") that are in our possession;

    (4) a Management Certificate executed by you, addressed to us and dated of even date herewith, which contains certain factual and other representations (including without limitation representations as to the number of outstanding shares of capital stock, number of shares of capital stock subject to outstanding options and warrants and number of shares of capital stock reserved for issuance pursuant to the 1999 Plan and 1999 Purchase Plan, in each case as of April 26, 2000); and

    (5) a certificate from your transfer agent as to the number of outstanding shares of your common stock as of April 26, 2000.

    In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

    As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from public officials and records referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; HOWEVER, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.
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Silicon Image, Inc.
April 26, 2000
Page 2

    We are admitted to practice law in the State of California, and we express no opinion herein with respect to the application or effect of the laws of any jurisdiction other than the existing laws of the United States of America and the State of California and, with respect to the validity of corporate action and the requirements for the issuance of stock, of the State of Delaware.

    In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any shares of Stock, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, and that there will not have occurred any change in law affecting the validity or enforceability of such shares of Stock.

    Based upon the foregoing, it is our opinion that:

    (1) the 1,287,143 additional shares of Stock that may be issued and sold by you upon (i) the exercise of stock options, (ii) the purchase of restricted stock or (iii) awards of stock bonuses that have been or may be awarded by you under the 1999 Plan, when issued, sold and delivered in accordance with the 1999 Plan, the stock option grant and exercise agreements, restricted stock purchase agreements and stock bonus agreements entered into or to be entered into thereunder, and in the manner and for the consideration referred to in the Form S-8 prospectus associated with the 1999 Plan and the Registration Statement, will be validly issued, fully paid and non-assessable; and

    (2) the 257,428 additional shares of Stock that may be issued and sold by you upon the exercise of purchase rights granted or to be granted under the 1999 Purchase Plan, when issued, sold and delivered in accordance with the 1999 Purchase Plan, stock purchase and other agreements entered into or to be entered into thereunder, and in the manner and for the consideration referred to in the Form S-8 prospectus associated with the 1999 Purchase Plan and the Registration Statement, will be validly issued, fully paid and non-assessable.

    We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the prospectuses constituting a part thereof and any amendments thereto. This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose.

                                          Very truly yours,
                                          /s/ Fenwick & West LLP
                                          FENWICK & WEST LLP